Exhibit 99.1

Amended and Restated Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) (the “Statement”) with respect to the Class I Common Shares of Beneficial Interest, par value $0.001 per share, of FS Credit Income Fund. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. Each of the undersigned hereby agrees that, unless differentiated, this Statement is filed on behalf of each of the parties.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 31st day of December, 2018.

FRANKLIN SQUARE HOLDINGS, L.P.

By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	Chief Executive Officer

/s/ Michael C. Forman
Michael C. Forman

/s/ David J. Adelman
David J. Adelman

FSCIF SCV Feeder I LLC

By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	Authorized Person

MCFDA FSCIF LLC

By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	Authorized Person

THE FORMAN 2011 INVESTMENT TRUST

By:	/s/ Michael J. Heller
	Name:	Michael J. Heller
	Title:	Trustee

FB CAPITAL PARTNERS, L.P.

By: FB Capital Management, LLC, its General Partner

By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	Authorized Person

FB CAPITAL MANAGEMENT, LLC

By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	Authorized Person

DARCO CAPITAL, LP

By: Darco Capital GP, LLC, its General Partner

By:	/s/ David J. Adelman
	Name:	David J. Adelman
	Title:	Authorized Person

DARCO CAPITAL GP, LLC

By:	/s/ David J. Adelman
	Name:	David J. Adelman
	Title:	Authorized Person

/s/ Michael J. Heller
Michael J. Heller